Exhibit 99.1

NEWS RELEASE

For additional information contact:
Justine Koenigsberg (investors)
Concert Pharmaceuticals, Inc.
(781) 674-5284
ir@concertpharma.com

Kathryn Morris (media)
The Yates Network
(914) 204-6412
kathryn@theyatesnetwork.com

FOR IMMEDIATE RELEASE

Concert Pharmaceuticals Reports First Quarter 2020 Financial Results and Provides Update on Clinical Programs
Conference Call Scheduled Today at 8:30 a.m. ET
Lexington, MA (April 30, 2020) -- Concert Pharmaceuticals, Inc. (NASDAQ:CNCE) today reported financial results for the first quarter of 2020.
“We are continuing to move forward the development of our two clinical drug candidates. Following discussions with the FDA at an End-of-Phase 2 meeting in March, CTP-543 is on the cusp of initiating its Phase 3 clinical program for the treatment of moderate-to-severe alopecia areata later this year. In addition, despite challenges in enrollment due to COVID-19, we have been successful in keeping our Phase 2 trial of CTP-692 up and running and currently expect to complete enrollment by year-end 2020,” stated Roger Tung, Ph.D., President and Chief Executive Officer of Concert Pharmaceuticals. “We are closely monitoring our clinical programs and are actively working with all of the stakeholders involved so that we can attempt to minimize the impact of COVID-19.”
Recent Business Highlights and Upcoming Milestones
CTP-543: An Investigational Treatment for Moderate-to-Severe Alopecia Areata

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CTP-543 Poised to Advance into Phase 3 Testing. Following an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in March 2020, the Company plans to initiate its Phase 3 program of CTP-543 in patients with moderate-to-severe alopecia areata, an autoimmune disorder that results in patchy or complete hair loss. The planned Phase 3 program for CTP-543 will include two randomized, double-blind, placebo-controlled clinical trials at sites in the U.S., Canada and Europe. The Phase 3 study is expected to begin in the fourth quarter of 2020.

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Federal Circuit Granted Concert’s Motion to Vacate and Remand PTAB Decision Involving CTP‑543, Effective as of April 16, 2020. The U.S. Court of Appeals for the Federal Circuit’s grant of Concert’s motion to vacate and remand the Patent Trial and Appeal Board (PTAB) decision relating to Patent No. 9,249,149 took effect on April 16, 2020. The case has been remanded for reconsideration by a new panel of PTAB judges.

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CTP-543 Phase 2 Results to be Presented as Late-Breaking Research at AAD Virtual Meeting. Results from the Company’s Phase 2 dose-ranging trial of CTP-543 in alopecia areata was selected as an oral presentation at the Late-Breaking Research Program at the American Academy of Dermatology (AAD) Annual Meeting. The in-person meeting, originally scheduled for March 21, 2020, in Denver, will be a virtual meeting that will include dynamic digital content and is expected to take place in the Spring timeframe. This late-breaking presentation will include new analyses from the Company’s completed Phase 2 dose-ranging study.

CTP-692: An Investigational Adjunctive Treatment for Schizophrenia

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CTP-692 Phase 1 Clinical and Nonclinical Findings to be Presented at ASCP Virtual Meeting. The safety assessments in the single- and multiple-ascending dose Phase 1 trials in healthy volunteers showed that CTP-692 was well tolerated over the dose ranges tested, which included the doses being evaluated in Phase 2 testing. Importantly, key blood and urine markers of kidney function did not indicate any signs of renal impairment. These data are consistent with nonclinical findings showing an improved renal safety profile for CTP-692 compared to non-deuterated D-serine, which is known to produce renal toxicity in rats. In a nonclinical study, CTP-692 was found to produce higher brain exposure compared to D-serine. The clinical results will be presented during the pipeline presentation and the nonclinical results will be presented during the poster session at The American Society of Clinical Psychopharmacology (ASCP) annual meeting, to be held virtually on May 29-30, 2020.

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CTP-692 Phase 2 Trial Ongoing. Following the successful completion of the CTP-692 Phase 1 program, the Company advanced CTP-692 into a Phase 2 dose-ranging trial as an adjunctive treatment in patients with schizophrenia in December 2019. The trial is designed to support advancement into pivotal Phase 3 evaluation. Enrollment in the Phase 2 trial is expected to be complete by year-end 2020.

First Quarter 2020 Financial Results

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Cash and Investment Position. Cash, cash equivalents and investments as of March 31, 2020 totaled $159.6 million as compared to $106.4 million as of December 31, 2019. In the first quarter of 2020, Concert closed a public offering of common stock and pre-funded warrants, raising net proceeds of approximately $70 million. Under its current operating plan, the Company expects its cash, cash equivalents and investments to fund the Company into the second half of 2021.

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R&D Expenses. Research and development expenses were $14.0 million for the quarter ended March 31, 2020, compared to $15.8 million for the same period in 2019. The decrease in research and development expenses relates primarily to the completion of the CTP-543 Phase 2 dose-ranging study as well as related pharmaceutical development for CTP-543. R&D expenses are expected to increase in 2020 as the Company continues to develop CTP-692 and prepares to advance CTP-543 into Phase 3 testing in the fourth quarter of 2020.

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G&A Expenses. General and administrative expenses were $4.7 million for the quarter ended March 31, 2020, compared to $5.6 million for the same period in 2019. The decrease in 2020 was primarily related to a decrease in legal expenses.

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Net Loss. For the quarter ended March 31, 2020, net loss applicable to common stockholders was $20.5 million, or $0.70 per share, as compared to net loss applicable to common stockholders of $21.8 million, or $0.93 per share, for the quarter ended March 31, 2019.

Conference Call and Webcast
The Company will host a conference call and webcast today, Thursday, April 30, 2020, at 8:30 a.m. ET to provide an update on the Company and discuss first quarter financial results. To access the conference call, please dial (855) 354-1855 (U.S. and Canada) or (484) 365-2865 (International) five minutes prior to the start time.
A live webcast of Concert's presentation may be accessed in the Investors section of the Company’s website at www.concertpharma.com. Please log on to the Concert website approximately 15 minutes prior to the scheduled webcast to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Concert’s website for three months.

- Financial Tables to Follow -

Concert Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
License and research and development revenue	$7	$1,005
Total revenue	7	1,005
Operating expenses:
Research and development	13,986	15,790
General and administrative	4,672	5,609
Total operating expenses	18,658	21,399
Loss from operations	(18,651)	(20,394)
Interest and other income, net	563	867
Unrealized loss on marketable equity securities	(2,389)	(2,299)
Net loss	$(20,477)	$(21,826)

Net loss attributable to common stockholders - basic and diluted	(20,477)	(21,826)

Net loss per share applicable to common stockholders - basic and diluted	$(0.70)	$(0.93)

Weighted-average number of common shares used in net loss per share applicable to common stockholders - basic and diluted	29,110	23,508

Concert Pharmaceuticals, Inc.
Summary Balance Sheet Data
(in thousands)
(unaudited)
	March 31, 2020	December 31, 2019
Cash and cash equivalents	$46,079	$53,043
Investments, available for sale	113,515	53,395
Working capital	155,124	99,587
Total assets	187,275	137,471
Total stockholders’ equity	154,479	101,457

- more -

About Concert
Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel medicines designed to treat serious diseases and address unmet patient needs. The Company’s approach starts with previously studied compounds, including approved drugs, in which deuterium substitution has the potential to enhance clinical safety, tolerability or efficacy. Concert’s pipeline of innovative medicines targets autoimmune diseases and central nervous systems (CNS) disorders. For more information please visit www.concertpharma.com or follow us on Twitter at @ConcertPharma or on LinkedIn.

Cautionary Note on Forward Looking Statements
Any statements in this press release about our future expectations, plans and prospects, including, among others, statements about the impact of COVID-19 on our clinical trials, our expectations on the progress of clinical development of CTP-543 and CTP-692, the timing of availability of clinical trial data and the sufficiency of our cash, cash equivalents and investments to fund our operations, and any other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and timing of future clinical trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements, expectations with respect to the protection of our intellectual property afforded by our patents and other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and in other filings that we make with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release

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